Exhibit 99.1

Bioventus Reports Second Quarter Financial Results; Introduces Full Year 2023 Financial Guidance
DURHAM, NC – August 8, 2023 – Bioventus Inc. (Nasdaq: BVS) ("Bioventus" or "the Company"), a global leader in innovations for active healing, today reported financial results for the three and six months ended July 1, 2023.
Q2 Financial Summary:
•Net Sales of $137.1 million, down $3.3 million, or 2.3%, year-over-year as reported (2.3% constant currency*), excluding revenues from divested assets, underlying organic sales decreased $0.5 million, or 0.3% year-over-year
•Net Loss from continuing operations of $4.7 million, compared to Net Loss from continuing operations $7.7 million in prior-year period
•Adjusted EBITDA* of $28.2 million increased 26.1%, compared to $22.3 million in prior-year period
•Loss per share of Class A common stock from continuing operations of $0.06, compared to a loss of $0.11 in prior-year period
•Non-GAAP earnings per share of Class A common stock from continuing operations* of $0.14, compared to $0.10 in prior-year period
Recent Highlights:
The Company has taken multiple steps in recent months intended to stabilize operations and improve its financial position, including the following:
•Closed the sale of our Wound Business, generating $31.0 million in net proceeds, which was used to repay debt
•Repaid $60.3 million of our term loan and revolver
•Total net leverage ratio, calculated in accordance with our Amended 2019 Credit Agreement, reduced to 4.33 compared to 5.50 at December 31, 2022.

“We are pleased with our team’s strong execution in the second quarter resulting in significant growth in adjusted EBITDA and cash flow,” commented Tony Bihl, Bioventus’ interim chief executive officer. “We remain committed to strengthening our financial position, enhancing liquidity and improving profitability as we accelerate revenue growth and maintain spending discipline over the long-term to create value for our stakeholders.”

*See below under “Use of Non-GAAP Financial Measures” for more details.

Second Quarter 2023 Financial Results:
The following table represents net sales by geographic region, and by vertical, for the three months ended July 1, 2023 and July 2, 2022, respectively:

	Three months ended		Change as Reported		Constant Currency* Change
	July 1, 2023	July 2, 2022	$	%	%
U.S.
Pain Treatments	$55,617	$58,055	$(2,438)	(4.2%)	(4.2%)
Restorative Therapies	31,844	35,433	(3,589)	(10.1)%	(10.1)%
Surgical Solutions	33,386	32,822	564	1.7%	1.7%
Total U.S. net sales	120,847	126,310	(5,463)	(4.3)%	(4.3)%
International
Pain Treatments	6,024	5,859	165	2.8%	3.5%
Restorative Therapies	4,774	4,469	305	6.8%	7.8%
Surgical Solutions	5,424	3,693	1,731	46.9%	47.6%
Total International net sales	16,222	14,021	2,201	15.7%	16.5%
Total net sales	$137,069	$140,331	$(3,262)	(2.3)%	(2.3)%
Total net sales were $137.1 million compared to $140.3 million for the second quarter, a decline of 2.3%. Strong volumes in Surgical Solutions and 15.7% growth in international revenue was more than offset by the impact of lower Pain Treatment pricing and Wound Business divestiture.
Gross margin of 65.0% was down compared to prior year gross margin of 68.9%. Non-GAAP gross margin of 74.0% declined from 76.8% in the prior year period due to product mix and the impact of lower pricing in Pain Treatments.
Operating income improved $10.1 million to $6.8 million compared to a loss of $3.3 million in the second quarter of 2022 driven by disciplined cost management and a reduction in equity-based compensation. Operating margin was 4.9% compared to (2.4%) in the prior year period.
Non-GAAP operating income* improved $9.3 million to $27.6 million compared to $18.3 million in the prior year. Non-GAAP operating margin was 20.1% versus 13.1% second quarter of 2022.
Net loss from continuing operations was $4.7 million (or $0.06 per share of Class A common stock from continuing operations) compared to a net loss of $7.7 million (or $0.11 per share of Class A common stock from continuing operations) in second quarter of 2022.
Adjusted EBITDA increased $5.8 million to $28.2 million compared to $22.3 million in the prior year.
Non-GAAP net income and earnings per share of Class A common stock from continuing operations* increased 27.7% and 41.2%, respectively, to $10.9 million or $0.14 per share of Class A common stock from continuing operations* compared to $8.5 million or $0.10 per share of Class A common stock from continuing operations*.
Balance Sheet:
As of July 1, 2023, the Company had $29.4 million in cash and cash equivalents and $385.9 million in debt obligations, compared to $30.2 million in cash and cash equivalents and $418.1 million in debt obligations as of December 31, 2022.
2023 Financial Guidance:
For the twelve months ending December 31, 2023, the Company expects:
•Net sales of $490 million to $505 million
•Adjusted EBITDA* of $75 million to $80 million
•Non-GAAP EPS* of ($0.24) to ($0.20)

*See below under “Use of Non-GAAP Financial Measures” for more details.

The Company does not provide U.S. GAAP financial measures, other than net sales, on a forward-looking basis, because the Company is unable to predict with reasonable certainty the impact and timing of acquisition related expenses, accounting fair-value adjustments, and certain other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.
Presentation: This press release presents historical results, for the periods presented, of Bioventus Inc., including Bioventus LLC, the predecessor of Bioventus Inc. for financial reporting purposes.
About Bioventus
Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for pain treatments, restorative therapies and surgical solutions. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. For more information, visit www.bioventus.com, and follow the Company on LinkedIn and Twitter. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.
Second Quarter 2023 Earnings Conference Call:
Management will host a conference call to discuss the Company’s financial results and provide a business update, with a question and answer session, at 8:30 a.m. Eastern Time on August 8, 2023. Those who would like to participate may dial 1-800-715-9871 (domestic and international) and refer to the Bioventus Inc. Conference Call or Conference ID 8443075.
A live webcast of the call and any accompanying materials will also be provided on the investor relations section of the Company's website at https://ir.bioventus.com/.
The webcast will be archived on the Company’s website at https://ir.bioventus.com/ and available for replay until August 7, 2024.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning our future financial results and liquidity; our ability to continue as a going concern; the impact of our recent amendment to our Credit Agreement on our financial condition, operations, and liquidity; our business strategy, position and operations; and expected sales trends, opportunities, market position and growth. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.
Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause our actual results to differ materially from those contemplated in this press release include, but are not limited to, the risk that the previously identified material weaknesses or new material weaknesses could adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner; we might not be able to continue to fund our operations for at least the next twelve months as a going concern; we might not meet certain of our debt covenants under our Credit Agreement and might be required to repay our indebtedness; risks associated with the disposition of our Wound Business and expected impacts on our business; restrictions on operations and other costs associated with our indebtedness; our ability to complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner; we maintain cash at financial institutions, often in balance that exceed federally insured limits; we are subject to securities class action litigation and may be subject to similar or other litigation in the future, which will require significant management time and attention, result in significant legal expenses and may result in unfavorable outcomes; our ability to maintain our competitive position depends on our ability to attract, retain and motivate our senior management team and highly qualified personnel; we are highly dependent on a limited number of products; our long-term growth depends on our ability to develop, acquire and commercialize new products, line extensions or expanded indications; we may be unable to successfully commercialize newly developed or acquired products or therapies in the United States; demand for our existing portfolio of products and any new products, line extensions or expanded indications depends on the continued and future acceptance of our products by physicians, patients, third-party payers and others in the medical community; the proposed down classification of non-invasive bone growth stimulators, including our Exogen system, by the U.S. Food and Drug Administration (FDA) could increase future competition for bone growth stimulators and otherwise adversely affect the Company’s sales of Exogen; failure to achieve and maintain adequate levels of coverage and/or reimbursement for our products or future products, the procedures using our products, such as our hyaluronic acid (HA) viscosupplements, or future products we may seek to commercialize; pricing pressure and other competitive factors; governments outside the United States might not provide coverage or reimbursement of our products; we compete and may compete in the future against other companies, some of which have longer operating histories, more established products or greater resources than we do; the reclassification of our HA products from medical devices to drugs in the United States by the FDA could negatively impact our ability to market these products and may require that we conduct costly additional clinical studies to support current or future indications for use of those products; our failure to properly manage our anticipated growth and strengthen our brands; risks related to product liability claims; fluctuations in demand for our products; issues relating to the supply of our products, potential supply chain disruptions and the increased cost of parts and components used to manufacture our products due to inflation; our reliance on a limited number of third-party manufacturers to manufacture certain of our products; if our facilities are damaged or become inoperable, we will be unable to continue to research, develop and manufacture our products; failure to maintain contractual relationships; security breaches, unauthorized disclosure of information, denial of service attacks or the perception that confidential information in our possession is not secure; failure of key information technology and communications systems, process or sites; risks related to international sales and operations; risks related to our debt and future capital needs; failure to comply with extensive governmental regulation relevant to us and our products; we may be subject to enforcement action if we engage in improper claims submission practices and resulting audits or denials of our claims by government agencies could reduce our net sales or profits; the FDA regulatory process is expensive, time-consuming and uncertain, and the failure to obtain and maintain required regulatory clearances and approvals could prevent us from commercializing our products; if clinical studies of our future product candidates do not produce results necessary to support regulatory clearance or approval in the United States or elsewhere, we will be unable to expand the indications for or commercialize these products; legislative or regulatory reforms; our business may continue to experience adverse impacts as a result of the COVID-19 pandemic or similar epidemics; risks related to intellectual property matters; and the other risks identified in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by Bioventus' subsequent Quarterly Report on Form 10-Q for the quarter ended April 1, 2023 and as may be further updated from time to time in Bioventus’ other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Bioventus’ website at https://ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ materially from those set forth in the forward-looking statements.

BIOVENTUS INC.
Consolidated balance sheets
As of July 1, 2023 and December 31, 2022
(Amounts in thousands, except share amounts) (unaudited)

	July 1, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$29,389	$30,186
Accounts receivable, net	119,636	136,295
Inventory	96,276	84,766
Prepaid and other current assets	15,337	18,551
Current assets attributable to discontinued operations	—	2,777
Total current assets	260,638	272,575
Property and equipment, net	41,862	27,456
Goodwill	7,462	7,462
Intangible assets, net	505,223	639,851
Operating lease assets	15,238	16,690
Investment and other assets	6,539	2,621
Long-term assets attributable to discontinued operations	—	405,994
Total assets	$836,962	$1,372,649
Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$41,364	$36,697
Accrued liabilities	121,748	111,570
Current portion of long-term debt	11,320	33,056
Other current liabilities	4,672	3,607
Current liabilities attributable to discontinued operations	—	119,087
Total current liabilities	179,104	304,017
Long-term debt, less current portion	374,568	385,010
Deferred income taxes	—	2,248
Contingent consideration	17,958	17,431
Other long-term liabilities	31,991	22,810
Long-term liabilities attributable to discontinued operations	—	228,911
Total liabilities	603,621	960,427
Stockholders’ Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued
Class A common stock, $0.001 par value, 250,000,000 shares authorized as of July 1, 2023 and December 31, 2022, 62,804,506 and 62,063,014 shares issued and outstanding as of July 1, 2023 and December 31, 2022, respectively	63	62
Class B common stock, $0.001 par value, 50,000,000 shares authorized, 15,786,737 shares issued and outstanding as of July 1, 2023 and December 31, 2022	16	16
Additional paid-in capital	490,598	490,576
Accumulated deficit	(308,137)	(165,306)
Accumulated other comprehensive income (loss)	655	(110)
Total stockholders’ equity attributable to Bioventus Inc.	183,195	325,238
Noncontrolling interest	50,146	86,984
Total stockholders’ equity	233,341	412,222
Total liabilities and stockholders’ equity	$836,962	$1,372,649

BIOVENTUS INC.
Consolidated statements of operations and comprehensive loss
(Amounts in thousands, except share and per share data, unaudited)

	Three Months Ended		Six months ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net sales	$137,069	$140,331	$256,128	$257,621
Cost of sales (including depreciation and amortization of $12,301, $9,684, $26,640, and $18,902 respectively)	47,946	43,677	93,086	85,265
Gross profit	89,123	96,654	163,042	172,356
Selling, general and administrative expense	74,844	89,620	155,702	175,744
Research and development expense	3,398	6,366	7,169	13,294
Restructuring costs	620	1,007	937	1,584
Change in fair value of contingent consideration	240	273	527	542
Depreciation and amortization	2,294	2,696	4,423	5,950
Impairment of assets	—	—	78,615	—
Loss on disposal of a business	977	—	977	—
Operating income (loss)	6,750	(3,308)	(85,308)	(24,758)
Interest expense, net	10,587	2,578	20,281	1,028
Other expense (income)	513	604	(1,075)	241
Other expense	11,100	3,182	19,206	1,269
Loss before income taxes	(4,350)	(6,490)	(104,514)	(26,027)
Income tax expense (benefit), net	381	1,244	235	(3,888)
Net loss from continuing operations	(4,731)	(7,734)	(104,749)	(22,139)
Loss from discontinued operations, net of tax	—	(280)	(74,429)	(681)
Net loss	(4,731)	(8,014)	(179,178)	(22,820)
Loss attributable to noncontrolling interest - continuing operations	1,050	762	21,410	4,291
Loss attributable to noncontrolling interest - discontinued operations	—	—	14,937	—
Net loss attributable to Bioventus Inc.	$(3,681)	$(7,252)	$(142,831)	$(18,529)

Net loss from continuing operations	$(4,731)	$(7,734)	$(104,749)	$(22,139)
Other comprehensive income (loss), net of tax
Change in foreign currency translation adjustments	303	(507)	960	(1,189)
Comprehensive loss	(4,428)	(8,241)	(103,789)	(23,328)
Comprehensive loss attributable to noncontrolling interest - continuing operations	989	868	21,215	4,537
Comprehensive loss attributable to noncontrolling interest - discontinued operations	—	—	14,937	—
Comprehensive loss attributable to Bioventus Inc.	$(3,439)	$(7,373)	$(67,637)	$(18,791)

Loss per share of Class A common stock from continuing operations, basic and diluted:	$(0.06)	$(0.11)	$(1.34)	$(0.29)
Loss per share of Class A common stock from discontinued operations, basic and diluted:	—	—	(0.95)	(0.01)
Loss per share of Class A common stock, basic and diluted	$(0.06)	$(0.11)	$(2.29)	$(0.30)
Weighted-average shares of Class A common stock outstanding:
Basic and diluted	62,551,285	61,475,350	62,338,018	60,977,556

BIOVENTUS INC.
Consolidated condensed statements of cash flows
(Amounts in thousands, unaudited)

	Three Months Ended		Six months ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Operating activities:
Net loss	$(4,731)	$(8,014)	$(179,178)	$(22,820)
Less: Loss from discontinued operations, net of tax	—	(280)	(74,429)	(681)
Loss from continuing operations	(4,731)	(7,734)	(104,749)	(22,139)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	14,600	12,384	31,073	24,863
Equity based compensation	(2,732)	4,616	(886)	9,505
Change in fair value of contingent consideration	240	273	527	542
Change in fair value of interest rate swap	—	(272)	—	(4,196)
Impairment of assets	—	—	78,615	—
Deferred income taxes	(876)	(10,680)	(3,540)	(27,698)
Unrealized loss on foreign currency fluctuations	(146)	976	601	1,020
Loss on disposal of a business	977	—	977	—
Other, net	476	1,558	1,779	2,913
Changes in working capital	2,987	1,818	11,057	(2,890)
Net cash from operating activities - continuing operations	10,795	2,939	15,454	(18,080)
Net cash from operating activities - discontinued operations	—	—	(2,169)	—
Net cash from operating activities	10,795	2,939	13,285	(18,080)
Investing activities:
Proceeds from sale of a business	34,897	—	34,897	—
Investment held in trust for the acquisition of CartiHeal	—	(50,000)	—	(50,000)
Acquisitions, net of cash acquired	—	5	—	(231)
Purchase of property and equipment	(1,397)	(2,030)	(4,957)	(4,990)
Investments and acquisition of distribution rights	—	—	—	(1,478)
Net cash from investing activities - continuing operations	33,500	(52,025)	29,940	(56,699)
Net cash from investing activities - discontinued operations	—	—	(11,506)	—
Net cash from investing activities	33,500	(52,025)	18,434	(56,699)
Financing activities:
Proceeds from issuance of Class A and B common stock	139	2,177	223	4,257
Tax withholdings on equity-based compensation	—	—	—	(3,352)
Borrowing on revolver	—	10,000	49,000	25,000
Payment on revolver	(22,000)	—	(42,000)	—
Debt refinancing costs	(1,993)	—	(3,661)	—
Payments on long-term debt	(38,264)	(4,510)	(38,264)	(9,019)
Other, net	(130)	(12)	(166)	(26)
Net cash from financing activities	(62,248)	7,655	(34,868)	16,860
Effect of exchange rate changes on cash	240	(222)	701	(293)
Net change in cash, cash equivalents and restricted cash	(17,713)	(41,653)	(2,448)	(58,212)
Cash, cash equivalents and restricted cash at the beginning of the period	47,102	82,654	31,837	99,213
Cash, cash equivalents and restricted cash at the end of the period	$29,389	$41,001	$29,389	$41,001

Use of Non-GAAP Financial Measures
Organic Revenue Growth
The Company defines the term “organic revenue” as revenue in the stated period excluding the impact from business acquisitions and divestitures. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing the stated period's organic revenue with the comparable reported revenue of the corresponding period in the prior year. The Company believes that these non-GAAP financial measures, when taken together with GAAP financial measures, allow the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of acquisitions and divestitures because these activities can have a significant impact on the Company's reported results, which the Company believes makes comparisons of long-term performance trends difficult for management and investors.
Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin, Non-GAAP Net Income from continuing operations, and Non-GAAP Earnings per share of Class A Common Stock from continuing operations
We present Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin, Non-GAAP Net Income from continuing operations, and Non-GAAP Earnings per share of Class A common stock from continuing operations, all non-GAAP financial measures, to supplement our GAAP financial reporting, because we believe these measures are useful indicators of our operating performance. Beginning in the first quarter of 2023, we revised our presentation of Non-GAAP measures to remove the foreign exchange adjustment and include financial restructuring costs. The prior year has been recast to conform to the current period.
We define Adjusted EBITDA as net loss from continuing operations before depreciation and amortization, provision of income taxes and interest expense (income), net, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include acquisition and related costs, impairments of goodwill, impairment of assets, restructuring and succession charges, equity compensation expense, financial restructuring costs and other items. See the table below for a reconciliation of net (loss) income from continuing operations to Adjusted EBITDA. Our management uses Adjusted EBITDA principally as a measure of our operating performance and believes that Adjusted EBITDA is useful to our investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.
Our management uses Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin and Non-GAAP Net Income from continuing operations principally as measures of our operating performance and believes that these non-GAAP financial measures are useful to better understand the long term performance of our core business and to facilitate comparison of our results to those of peer companies. Our management also uses these non-GAAP financial measures for planning purposes, including the preparation of our annual operating budget and financial projections.
We define Non-GAAP Gross Profit as gross profit, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization included in the cost of goods sold and acquisition and related costs in the cost of goods sold. We define Non-GAAP Gross Margin as Non-GAAP Gross Profit divided by net sales. See the table below for a reconciliation of gross profit and gross margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin.
We define Non-GAAP Operating Income as operating income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, impairments of goodwill, impairment of assets, restructuring and succession charges, loss on disposal of a business, financial restructuring costs, and other items. Non-GAAP Operating Margin is defined as Non-GAAP Operating Income divided by net sales. See the table below for a reconciliation of operating (loss) income and operating margin to Non-GAAP Operating Income and Non-GAAP Operating Margin.
*See below under “Use of Non-GAAP Financial Measures” for more details.

We define Non-GAAP Operating Expense as operating expenses, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, impairments of goodwill, impairment of assets, loss on disposal of a business, restructuring and succession charges, financial restructuring costs and other items. See the table below for a reconciliation of operating expenses to Non-GAAP Operating Expenses.
We define Non-GAAP R&D as research and development, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, restructuring and succession charges, and other items. See the table below for a reconciliation of operating expenses to Non-GAAP R&D.
We define Non-GAAP Net Income from continuing operations as Net Income from continuing operations, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, restructuring and succession charges, impairments of goodwill, impairment of assets, loss on disposal of a business, financial restructuring costs, other items and the tax effect of adjusting items. See the table below for a reconciliation of Net (Loss) Income from continuing operations to Non-GAAP Net Income from continuing operations.
We define Non-GAAP Earnings per Class A share from continuing operations as Earnings per Class A share, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, restructuring and succession charges, impairments of goodwill, impairment of assets, loss on disposal of a business, financial restructuring costs, other items and the tax effect of adjusting items divided by weighted average number of shares of Class A common stock outstanding during the period. See the table below for a reconciliation of loss per Class A share to Non-GAAP Earnings per Class A share.
Net Sales, International Net Sales Growth and Constant Currency Basis
Net Sales, International Net Sales Growth and Constant Currency Basis are non-GAAP measures, which are calculated by translating current and prior year results at the same foreign currency exchange rate. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to facilitate the comparison sales in foreign currencies to prior periods and analyze net sales performance without the impact of changes in foreign currency exchange rates.
Limitations of the Usefulness of Non-GAAP Measures
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for, or as superior to, the financial information prepared and presented in accordance with GAAP. These measures might exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. Additionally, other companies might define their non-GAAP financial measures differently than we do. Investors are encouraged to review the reconciliation of the non-GAAP measures provided in this press release, including in the tables below, to their most directly comparable GAAP measures. Additionally, the Company does not provide U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the impact and timing of acquisitions related expenses, accounting fair-value adjustments and certain other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.
*See below under “Use of Non-GAAP Financial Measures” for more details.

Reconciliation of Net (Loss) Income from Continuing Operations to Adjusted EBITDA (unaudited)

	Three Months Ended		Six Months Ended		Twelve Months Ended
($, thousands)	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022	December 31, 2022
Net loss from continuing operations	$(4,731)	$(7,734)	$(104,749)	$(22,139)	$(236,097)
Interest expense, net	10,587	2,578	20,281	1,028	25,795
Income tax expense (benefit), net	381	1,244	235	(3,888)	(50,508)
Depreciation and amortization(a)	14,600	12,384	31,073	24,863	66,803
Acquisition and related costs(b)	1,448	5,994	2,623	13,972	27,081
Restructuring and succession charges(c)	620	1,695	937	2,272	7,453
Equity compensation(d)	(2,732)	4,616	(886)	9,505	17,585
Financial restructuring costs(e)	1,257	—	6,587	—	—
Impairment of assets(f)	—	—	78,615	—	10,285
Impairment of goodwill(g)	—	—	—	—	189,197
Loss on disposal of a business(h)	977	—	977	—	—
Other items(i)	5,751	1,552	9,416	3,888	8,465
Adjusted EBITDA	$28,158	$22,329	$45,109	$29,501	$66,059
(a)Includes for the three months ended July 1, 2023 and July 2, 2022 and the six months ended July 1, 2023 and July 2, 2022, respectively, depreciation and amortization of $12,301, $9,684, $26,640 and $18,902 in cost of sales and $2,299, $2,700, $4,433 and $5,961 in operating expenses presented in the consolidated statements of operations and comprehensive loss.
Includes for the years ended December 31, 2022, depreciation and amortization of $45,622 in cost of sales and $21,181 in operating expenses.
(b)Includes acquisition and integration costs related to completed acquisitions, amortization of inventory step-up associated with acquired entities, and changes in fair value of contingent consideration.
(c)Costs incurred were the result of adopting restructuring plans to reduce headcount, reorganize management structure, and to consolidate certain facilities.
(d)Includes compensation expense resulting from awards granted under the Company’s equity-based compensation plans. The three and six months ended July 1, 2023 include the reversal of equity compensation expenses totaling $3.8 million related to the transition of our executive leadership
(e)Financial restructuring costs which include advisory fees and debt amendment related costs.
(f)Represents a non-cash impairment charge for intangible assets attributable to our Wound Business due to our decision to divest the business.
(g)Represents a non-cash impairment charge due to the decline in the Company’s market capitalization.
(h)Represents the loss on disposal of the Wound Business.
(i)Other items primarily includes charges associated with strategic transactions, such as potential acquisitions or divestitures, incremental one-time consulting costs related to the recertification of certain products to comply with the new and extensive EU MDR requirements and costs attributable to MOTYS. During the second quarter of 2022, prior to obtaining the results from our Phase 2 trial, we elected to discontinue the development of MOTYS, to focus our resources on other priorities, including the integration of our acquisitions and our expanded R&D and product development portfolio we inherited with these acquisitions. We incurred $0.3 million and $1.2 million, respectively, during the three and six months ended July 1, 2023 related to MOTYS. We expect to incur up to $0.5 million in remaining expenditures. Other items for the three and six months ended July 1, 2023 also includes severance costs totaling $2.3 million related to the transition of our executive leadership.
*See below under “Use of Non-GAAP Financial Measures” for more details.

Reconciliation of Other Reported GAAP Measures to Non-GAAP Measures

Three Months Ended July 1, 2023	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Loss Continuing Operations	EPS from Continuing Operations(j)
Reported GAAP measure	$89,123	$78,975	$3,398	$6,750	$(4,731)	$(0.06)
Reported GAAP margin	65.0%			4.9%
Depreciation and amortization(b)	12,301	2,294	5	14,600	14,600	0.19
Acquisition and related costs(c)	—	1,448	—	1,448	1,448	0.02
Restructuring and succession charges(d)	—	620	—	620	620	0.01
Financial restructuring costs(f)	—	1,257	—	1,257	1,257	0.02
Loss on disposal of a business(g)	—	977	—	977	977	0.01
Other items(h)	—	1,675	274	1,949	1,949	0.02
Tax effect of adjusting items(i)	—	—	—	—	(5,234)	(0.07)
Non-GAAP measure	$101,424	$70,704	$3,119	$27,601	$10,886	$0.14
Non-GAAP margin	74.0%			20.1%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS Continuing Operations

Three Months Ended July 2, 2022	Gross Profit	Operating Expenses(a)	R&D	Operating Loss	Net Loss Continuing Operations	EPS from Continuing Operations(j)
Reported GAAP measure	$96,654	$93,596	$6,366	$(3,308)	$(7,734)	$(0.11)
Reported GAAP margin	68.9%			(2.4)%
Depreciation and amortization(b)	9,684	2,694	6	12,384	12,384	0.16
Acquisition and related costs(c)	1,402	4,592	—	5,994	5,994	0.08
Restructuring and succession charges(d)	—	1,695	—	1,695	1,695	0.02
Other items(h)	—	768	784	1,552	1,552	0.02
Tax effect of adjusting items(i)	—	—	—	—	(5,370)	(0.07)
Non-GAAP measure	$107,740	$83,847	$5,576	$18,317	$8,521	$0.10
Non-GAAP margin	76.8%			13.1%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS Continuing Operations

Six Months Ended July 1, 2023	Gross Profit	Operating Expenses(a)	R&D	Operating Loss	Net Loss Continuing Operations	EPS from Continuing Operations(j)
Reported GAAP measure	$163,042	$241,181	$7,169	$(85,308)	$(104,749)	$(1.34)
Reported GAAP margin	63.7%			(33.3%)
Depreciation and amortization(b)	26,640	4,423	10	31,073	31,073	0.40
Acquisition and related costs(c)	—	2,623	—	2,623	2,623	0.03
Restructuring and succession charges(d)	—	937	—	937	937	0.01
Impairment of assets(e)	—	78,615	—	78,615	78,615	1.01
Financial restructuring costs(f)	—	6,587	—	6,587	6,587	0.08
Loss on disposal of a business(g)	—	977	—	977	977	0.01
Other items(h)	—	4,460	1,154	5,614	5,614	0.07
Tax effect of adjusting items(i)	—	—	—	—	(27,278)	(0.40)
Non-GAAP measure	$189,682	$142,559	$6,005	$41,118	$(5,601)	$(0.13)
Non-GAAP margin	74.1%			16.1%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net income Continuing Operations	Adjusted EPS Continuing Operations

*See below under “Use of Non-GAAP Financial Measures” for more details.

Six Months Ended July 2, 2022	Gross Profit	Operating Expenses(a)	R&D	Operating Loss	Net Loss Continuing Operations	EPS from Continuing Operations(j)
Reported GAAP measure	$172,356	$183,820	$13,294	$(24,758)	$(22,139)	$(0.29)
Reported GAAP margin	66.9%			(9.6%)
Depreciation and amortization(b)	18,902	5,950	11	24,863	24,863	0.32
Acquisition and related costs(c)	5,607	8,365	—	13,972	13,972	0.18
Restructuring and succession charges(d)	—	2,272	—	2,272	2,272	0.03
Other items(h)	—	3,104	784	3,888	3,888	0.05
Tax effect of adjusting items(i)	—	—	—	—	(11,173)	(0.14)
Non-GAAP measure	$196,865	$164,129	$12,499	$20,237	$11,683	$0.15
Non-GAAP margin	76.4%			7.9%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income Continuing Operations	Adjusted EPS Continuing Operations
(a)The "Reported GAAP Measure" under the "Operating Expenses" column is a sum of all GAAP operating expense line items, excluding research and development.
(b)Includes for the three months ended July 1, 2023 and July 2, 2022 and the six months ended July 1, 2023 and July 2, 2022, respectively, depreciation and amortization of $12,301, $9,684, $26,640 and $18,902 in cost of sales and $2,299, $2,700, $4,433 and $5,961 in operating expenses presented in the consolidated statements of operations and comprehensive loss.
(c)Includes acquisition and integration costs related to completed acquisitions, amortization of inventory step-up associated with acquired entities, and changes in fair value of contingent consideration.
(d)Costs incurred were the result of adopting restructuring plans to reduce headcount, reorganize management structure, and to consolidate certain facilities.
(e)Represents a non-cash impairment charge for intangible assets attributable to our Wound Business due to our decision to divest the business.
(f)Financial restructuring costs which include advisory fees and debt amendment related costs.
(g)Represents the loss on disposal of the Wound Business.
(h)Other items primarily includes charges associated with strategic transactions, such as potential acquisitions or potential divestitures, incremental one-time consulting costs related to the recertification of certain products to comply with the new and extensive EU MDR requirements and MOTYS Costs. Other items for three and six months ended July 1, 2023 also includes severance costs totaling $2.3 million and the reversal of equity compensation expenses totaling $3.8 million related to the transition of our executive leadership.
(i)Includes $15.3 million of tax impact related to the impairment of assets, and an estimated tax impact of the remaining adjustments to Non-GAAP Net Income from continuing operations, calculated by applying a rate of 25.1% and 24.8% to those adjustments for the three and six months ended July 1, 2023 and July 2, 2022, respectively.
(j)Adjustments are pro-rated to exclude the weighted average non-controlling interest ownership of 20.1% and 20.4%, respectively, for the three and three and six months ended July 1, 2023 and July 2, 2022.

Investor Inquiries and Media:
Dave Crawford
Bioventus
investor.relations@bioventus.com

*See below under “Use of Non-GAAP Financial Measures” for more details.